EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

                  Please detach at perforation before mailing.


PROXY                        NEVIS FUND, INC.                             PROXY

              SPECIAL MEETING OF SHAREHOLDERS - DECEMBER 30, 2005
                                 2:00 P.M. EST


THIS PROXY IS BEING SOLICITED FOR THE BOARD OF DIRECTORS OF THE NEVIS FUND, INC. (THE "NEVIS FUND"). The undersigned hereby appoints as proxies [_________], and each of them (with the power of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the Nevis Fund listed above at the above referenced meeting and any adjournment thereof, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse side of this proxy card. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSAL. This proxy also grants discretionary power to vote upon such other business as may properly come before the meeting.

VOTE TODAY BY MAIL, TOUCH-TONE PHONE OR THE INTERNET. CALL TOLL FREE ____ OR LOG ON TO ______. SEE THE ENCLOSED INSERT FOR FURTHER INSTRUCTIONS.


                                   NOTE: If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and the capacity of the individual signing the proxy card should be indicated - for example: "ABC Corp., John Doe, Treasurer."

                                   --------------------------------------------
                                                   SIGNATURE



                                   --------------------------------------------
                                           SIGNATURE (IF HELD JOINTLY)


            PLEASE MARK YOUR VOTE ON THE REVERSE SIDE OF THIS CARD.

===============================================================================

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

                  Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED REORGANIZATION. PLEASE INDICATE YOUR VOTE BY FILLING IN THE BOX COMPLETELY. EXAMPLE: [ ]

                                                                                              FOR    AGAINST    ABSTAIN

1.  (a)  To approve the Agreement and Plan of Conversion  and  Termination  that provides for the  reorganization of The Nevis Fund, Inc. into the Brown
         Advisory Opportunity Fund, a series of Forum Funds, as described in the             [  ]    [  ]       [  ]
         Combined Proxy Statement and Prospectus, dated October __, 2005.

             PLEASE DATE AND SIGN THE REVERSE SIDE OF THIS CARD.












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